UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2013 (September 26, 2013)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01.    Other Events.

The executive officers of NewLink Genetics Corporation ("we", "our" or "us") intend to deliver presentations to investors and analysts beginning on September 26, 2013. We expect to use the presentation materials attached as Exhibit 99.1 hereto, in whole or in part and possibly with immaterial modifications, in connection with such meetings. The information contained in the presentation materials is summary information that is intended to be considered in the context of our filings with the Securities and Exchange Commission and other public announcements that we may make, by press release or otherwise, from time to time.
We expect to make copies of the presentation materials available for viewing at the “Investor Relations” section of our website located at www.linkp.com, although we reserve the right to discontinue that availability at any time.
Some of the matters discussed in the attached presentation materials contain forward-looking statements that involve significant risks and uncertainties, including statements relating to our clinical trials and the potential advantages of our product candidates. Actual results could differ materially from those projected and we caution investors not to place undue reliance on the forward-looking statements contained in, or made in connection with, the presentation materials.
Among other things, the projected commencement, enrollment and completion of any of our clinical trials and the dissemination of the results of the clinical trials may be affected by difficulties or delays, including difficulties or delays caused by regulatory issues, patient enrollment, patient treatment, data collection or data analysis. In addition, our results may be affected by our effectiveness at managing our financial resources, our ability to successfully develop and market our product candidates, our ability to obtain or enforce patent protection for our product candidates, difficulties or delays in manufacturing our product candidates, and regulatory developments involving product candidates or any future products. Delays in clinical programs, whether caused by competition, adverse events, patient enrollment rates, regulatory issues or other factors, could adversely affect our financial position and prospects. Prior clinical trial program designs and results are not necessarily predictive of future clinical trial designs or results. Preliminary clinical trial results may not be confirmed upon full analysis of the detailed results of a trial. If our product candidates do not meet safety or efficacy endpoints in clinical evaluations, they will not receive regulatory approval and we will not be able to market them. Even if our product candidates meet safety and efficacy endpoints, regulatory authorities may not approve them, or we may face post-approval problems that require the withdrawal of any future product from the market. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue one or more of our drug development or discovery research programs. We are at an early stage of development and may not ever have any products that generate significant revenue.
It is our policy to update or reconfirm our public guidance only by issuing a press release or filing a publicly accessible document with the SEC. We generally plan to provide guidance as part of our annual and quarterly earnings releases but reserve the right to provide guidance at different intervals or to revise our practice in future periods. Clinical guidance contained in the presentation materials is as of September 26, 2013. We undertake no duty or obligation to update any forward-looking statements as a result of new information, future events or changes in our expectations.
The presentation materials are attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	NewLink Genetics Presentation Materials

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    September 26, 2013

NewLink Genetics Corporation

By:	/s/ Gordon H. Link, Jr.
Gordon H. Link, Jr.
Its:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	NewLink Genetics Presentation Materials